UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

                                Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2007

NGP CAPITAL RESOURCES COMPANY
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization) 1221 McKinney Street, Suite 2975 Houston, Texas (Address of principal executive offices)	814-00672 (Commission File Number)	20-1371499 (I.R.S. Employer Identification No.) 77010 (Zip Code)

Registrant’s Telephone Number, including area code: (713) 752-0062
    Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On October 18, 2007, NGP Capital Resources Company, a Maryland corporation (the “Company”), entered into a Second Amendment to Treasury Secured Revolving Credit Agreement (the “Second Amendment”), among the Company, the lenders party thereto and SunTrust Bank, as administrative agent for the lenders.

Pursuant to the Second Amendment, the Company has the ability to increase the credit available under the Treasury Secured Revolving Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Treasury Credit Agreement”) to an amount not to exceed $175,000,000 by obtaining additional commitments from existing lenders or new lenders.  The Second Amendment was made effective as of September 28, 2007.  The above summary is not complete and is qualified in its entirety by reference to the full text of the Second Amendment which is attached as an exhibit to this Current Report on Form 8-K.

The Company has borrowed $ 126,250,000 as of October 18, 2007 under the Treasury Credit Agreement.  From time to time, certain of the lenders provide customary commercial and investment banking services to the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

c.    Exhibits

10.1	Second Amendment to Treasury Secured Revolving Credit Agreement.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                NGP Capital Resources Company

                By: /s/ Stephen K. Gardner
                Stephen K. Gardner
                Chief Financial Officer

Date:	October 24, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Second Amendment to Treasury Secured Revolving Credit Agreement.